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                                                                   EXHIBIT 10.25

         THIS SUBLEASE AMENDMENT AGREEMENT made the 19th day of November 2002
BETWEEN:

                    OPTIWAVE CORPORATION/CORPORATION OPTIWAVE

         (a Canadian corporation, hereinafter called the "Sublandlord") OF THE FIRST PART
AND:

                                 ZIX CORPORATION
         (a Texas, U.S.A. corporation, hereinafter called the "Tenant") OF THE SECOND PART


AND                  WAIDT CONSTRUCTION & DEVELOPMENTS LTD

         (hereinafter called the "Landlord") OF THE THIRD PART

         WHEREAS by written Sublease dated August 1, 2002 and by a Sublease Amendment Agreement dated September 30, 2002 between the Sublandlord, the Tenant and the Landlord, the Tenant subleased space on the ground floor of a building located at 7 Capella Court, Nepean, Ontario ("the Building").

         AND WHEREAS the Tenant and the Sublandlord have agreed to further amend the Sublease so as to sublet to the Tenant, effective December 16, 2002, the entire third floor of the Building as shown on the floor plan attached hereto and marked as Exhibit A and incorporated herein by reference (the "Third Floor Leased Premises"), which Third Floor Leased Premises is intended to replace the existing Leased Premises and Additional Leased Premises located on the ground floor of the Building, which the Tenant agrees to vacate by December 15, 2002.

         AND WHEREAS the Landlord has agreed to amend the Sublease to replace and substitute the ground floor Leased Premises and Additional Leased Premises with the Third Floor Leased Premises upon the following terms and conditions.

         NOW THEREFORE in consideration of the rents, covenants and conditions herein reserved and contained, the parties agree as follows:

1. Except for the amendments expressly set out herein, the Parties confirm that all other terms and conditions contained in the Sublease remain in full force and effect. More specifically, if the Sublease is not renewed pursuant to its terms, the Tenant shall vacate the Third Floor Leased Premises by August 31, 2003.

2. The Gross Rent payable by the Tenant pursuant to the Sublease Agreement dated August 1, 2002 and the Sublease Amendment Agreement dated September 30, 2002 shall remain unchanged for November 2002. On the express consent of the parties hereto, the Sublease Amendment Agreement dated September 30, 2002 shall terminate on December 15, 2002. Thereafter, the Gross Rent payable by the Tenant specified in the Sublease will be increased by $15,000.00 per month, plus GST, (to $25,000.00 per month plus GST) as payment for the Tenant's possession and occupation of the Third Floor Leased Premises identified on the floor plan in Exhibit A. (Except for December month, which shall be prorated for half of the month, increasing by $8,750 plus GST to $18,750 plus GST). If the Sublease is renewed on the basis of Option One, the monthly Gross Rent payable shall be $30,000.00 for the duration of any such renewal term. If the Sublease is renewed on the basis of Option Two, the monthly Gross Rent payable shall be $27,000.00 for the duration of the one (1) year renewal term. Terms of payment

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         shall remain the same as specified in the Sublease with the first increased payment on account of the Third Floor Leased Premises due on December 16, 2002.

         On December 16, 2002 the Tenant shall, in addition, advance to the Landlord the sum of $12,500.00 to be applied to "top up" to $25,000.00 the Tenant's final months payment of Gross Rent for August 2003.

3. The Tenant shall vacate the ground floor Leased Premises and Additional Leased Premises no later than December 15, 2002 and thereafter the Tenant shall have no leasehold interest of any description in or to the ground floor of the Building. The Tenant may enter into possession of the Third Floor Leased Premises prior to December 16, 2002 provided this Sublease Amendment Agreement is fully executed.

4. The Third Floor Leased Premises are sublet to the Tenant in an "as is" condition with no requirement for any additional fit up, alterations, provision of furniture or equipment, use of maintenance resources or leasehold improvements. There are no inducements offered to the Tenant and no free services will be provided in connection with the Tenant's occupation of the third floor of the Building. More specifically, the Tenant will not receive the benefit of any phone system in connection with its occupation of the Third Floor Leased Premises and the Tenant will be required to purchase or lease, at their sole expense, a phone system that meets their requirements.

5. The common areas defined in the Sublease shall be amended to include the toilets and common hallways on the third floor. The second floor is not a common area.

6. GROSS RENT: For greater certainty, Tenant shall pay directly to the Landlord all gross rents, prepayments and deposits to be applied to the Sublandlord's rental account, as Gross Rent for the Third Floor Leased Premises, payable in equal monthly installments in advance on the first day of each calendar month during the term of the Sublease.

         IN WITNESS WHEREOF, the parties have executed this Sublease Amending Agreement, under seal, as of the date written above.

         I the undersigned Tenant agree to and accept the above amendments.

SIGNED, SEALED AND DELIVERED        ) ZIX CORPORATION
in the presence of:                 )
                                    )
                                    )
                                    ) Per: /s/ Wael Mohamed
----------------------------        )     ---------------------------
Witness                             ) Title:
                                    ) I/We have the authority to bind
                                      the corporation.


I the undersigned Sublandlord agree to and accept the above amendments.

SIGNED, SEALED AND DELIVERED        ) OPTIWAVE CORPORATION/CORPORATION OPTIWAVE
in the presence of:                 )
                                    )
                                    )
/s/ Curtis Flanagan                 ) Per:   /s/ Chris Boland
----------------------------        )     ---------------------------
Witness                             ) Title:
                                    ) I/We have the authority to bind
                                      the corporation.

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I the undersigned Landlord agree to and accept the above amendments.

SIGNED, SEALED AND DELIVERED        ) WAIDT CONSTRUCTION & DEVELOPMENT LTD.
in the presence of:                 )
                                    )
                                    )
/s/ Linda Brownas                   ) Per:  /s/ Trevor Woodside
----------------------------        )     ---------------------------
Witness                             ) Title:
                                    ) I/We have the authority to bind
                                      the corporation.

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